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                                                                       Exhibit 2

                     FORM OF AGREEMENT AND PLAN OF MERGER

          This AGREEMENT AND PLAN OF MERGER is dated as of __________, 2001 (this "Agreement") among ARAMARK Corporation ("ARAMARK") and ARAMARK Worldwide Corporation ("AWC"), each a Delaware corporation.

                                   RECITALS

          A. ARAMARK is a corporation duly organized and existing under the laws of the State of Delaware. AWC is a corporation duly organized and existing under the laws of the State of Delaware and a wholly owned subsidiary of ARAMARK.

          B. The respective boards of directors of ARAMARK and AWC have determined that it is advisable and in the best interests of each corporation that ARAMARK merge with and into AWC (the "Merger") upon the terms and subject to the conditions of this Agreement.

          C. The respective boards of directors of ARAMARK and AWC have been duly advised of the terms and conditions of the Merger and, by resolutions duly adopted, have authorized, approved and adopted this Agreement. The stockholders of ARAMARK will approve and adopt this Agreement at a special meeting of stockholders to be held on __________, 2001. ARAMARK, the sole stockholder of AWC, will approve and adopt this Agreement by written consent without a meeting.

          D. The parties intend by this Agreement to effect a "reorganization" under Section 368 of the Internal Revenue Code of 1986, as amended.

          NOW, THEREFORE, ARAMARK and AWC hereby agree as follows:


                                   ARTICLE I
                                  THE MERGER

          Section 1.01  The Merger.  Upon the terms and subject to the
                        ----------
conditions of this Agreement, and in accordance with the relevant provisions of the Delaware General Corporation Law (the "DGCL"), ARAMARK will merge with and into AWC upon the Effective Time, as defined in this Agreement. AWC will be the surviving corporation in the Merger (the "Surviving Corporation"). Upon the Effective Time, the separate existence of ARAMARK will cease, and the Surviving Corporation will succeed, without other transfer, to all of the rights and property of ARAMARK, and will be subject to all of the debts and liabilities of ARAMARK, as provided for in Section 259 of the DGCL. On and after the Effective Time, the Surviving Corporation will carry on its business with the assets of ARAMARK, as well as with the assets of the Surviving Corporation.

          Section 1.02  Effective Time.  As soon as practicable following the
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satisfaction or waiver of the conditions set forth in Article II, the Merger will be consummated by filing a
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certificate of merger (the "Certificate of Merger") with the Secretary of State of the State of Delaware in accordance with the DGCL. The Merger will become effective when the Certificate of Merger is filed or such later time as is set forth in the Certificate of Merger. The time when the Merger becomes effective is called the "Effective Time".

          Section 1.03  Certificate of Incorporation and By-Laws.  The
                        ----------------------------------------
Certificate of Incorporation of AWC shall be amended at the Effective Time to read in its entirety as set forth in Exhibit A hereto. The Certificate of Incorporation of AWC, as so amended, and the By-Laws of AWC in effect at the Effective Time will be the Certificate of Incorporation and By-Laws of the Surviving Corporation and will remain in effect until changed or amended as provided therein or by applicable law. The name of the Surviving Corporation will be ARAMARK Corporation.

          Section 1.04  Directors and Officers.  The directors of AWC at the
                        ----------------------
Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified. The officers of ARAMARK at the Effective Time shall, from and after the Effective Time, be the officers of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified.

          Section 1.05  Effect on Capital Stock.  At the Effective Time, by
                        -----------------------
virtue of the Merger and without any action on the part of the holder thereof:

          (a) Each share of Class A common stock, par value $0.01 per share, of ARAMARK issued and outstanding immediately before the Effective Time (other than shares of ARAMARK Class A common stock held by Dissenting Stockholders (as defined in Section 1.05(g)) will convert into twenty shares of AWC Class A-1 common stock, par value $0.01 per share, and such shares of AWC Class A-1 common stock will be reflected on the stock ledger of AWC as issued and outstanding, fully paid and nonassessable, uncertificated shares. To the fullest extent authorized by law, all instructions, orders and notices recorded on the ARAMARK stock ledger in respect of such shares of ARAMARK Class A common stock will be recorded on the AWC stock ledger in respect of such shares of AWC Class A-1 common stock; in particular, to the fullest extent authorized by law, instructions in respect of uncertificated shares of ARAMARK Class A common stock will become instructions in respect of uncertificated shares of AWC Class A-1 common stock, and notices in respect of such shares of ARAMARK Class A common stock under Section 3.02 of the Stockholders' Agreement (as defined herein) will become instructions in respect of uncertificated shares of AWC Class A-1 common stock, such that perfected security interests made in accordance with Section 3.02 of the Stockholders' Agreement shall be unaffected by the Merger.

          (b) Each share of Class B common stock, par value $0.01 per share, of ARAMARK issued and outstanding immediately before the Effective Time will convert into two shares of AWC Class A common stock, divided as equally as possible among (i) shares of validly issued, fully paid and non-assessable Class A-1 common stock, par

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     value $0.01 per share, of AWC, (ii) shares of validly issued, fully paid and non-assessable Class A-2 common stock, par value $0.01 per share, of AWC, and (iii) shares of validly issued, fully paid and non-assessable Class A-3 common stock, par value $0.01 per share, of AWC, and such shares of AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock will be reflected on the stock ledger of AWC as uncertificated shares; provided that if, with respect to any stockholder, such division results in an unequal allocation of whole shares of AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock, then such one or two whole shares as must be unequally allocated among shares of AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock shall be so allocated by lot. To the fullest extent authorized by law, all instructions, orders and notices recorded on the ARAMARK stock ledger in respect of such shares of ARAMARK Class B common stock will be recorded on the AWC stock ledger in respect of such shares of AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock; in particular, to the fullest extent authorized by law, instructions in respect of uncertificated shares of ARAMARK Class B common stock will become instructions in respect of uncertificated shares of AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock, and notices in respect of such shares of ARAMARK Class B common stock under
     Section 3.02 of the Stockholders' Agreement (as defined herein) will become instructions in respect of uncertificated shares of AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock, such that perfected security interests made in accordance with Section 3.02 of the Stockholders' Agreement shall be unaffected by the Merger.

          (c) As of the Effective Time, all shares of ARAMARK Class A common stock and ARAMARK Class B Common Stock will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a certificate representing any such shares of ARAMARK common stock will cease to have any rights with respect thereto, and all such certificates previously representing shares of ARAMARK common stock will be cancelled and be null and void and of no further effect.

          (d) Each share of common stock, par value $0.01 per share, of AWC issued and outstanding immediately before the Effective Time will no longer be outstanding and will automatically be canceled and retired and will cease to exist, and each holder of a

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     certificate representing any such shares of AWC common stock will cease to have any rights with respect thereto.

          (e) Each option or other right to purchase or otherwise acquire shares of ARAMARK Class B common stock pursuant to ARAMARK's stock ownership plans and programs granted and outstanding immediately before the Effective Time will convert into an option or right to acquire, on the same terms and conditions as were applicable under the ARAMARK stock option or right to purchase, two (2) shares of AWC common stock with the number of shares to be received by each holder pursuant to such option or other right to purchase divided among shares of AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock in the manner set forth in
     Section 1.05(b) hereto at a price per share equal to one-half the exercise price of each option or other right to purchase or otherwise acquire shares of ARAMARK common stock under such plans and programs immediately before the Effective Time. The parties will take all action necessary to implement the provisions of this Section 1.05(e), including, if necessary, to amend any agreement or plan providing an option or other right to acquire shares of ARAMARK common stock, to ensure that after giving effect to the foregoing no such option or right will be exercisable for ARAMARK common stock following the Effective Time.

          (f) Each right to receive shares of ARAMARK Class B common stock pursuant to ARAMARK's Stock Unit Retirement Plan (the "SURP") outstanding immediately before the Effective Time will convert into a right to receive, on the same terms and conditions as were applicable under the ARAMARK SURP, two (2) shares of AWC Class A common stock, divided among AWC Class A-1 common stock, AWC Class A-2 common stock and AWC Class A-3 common stock in the manner provided in Section 1.05(b) hereto. Each right to receive shares of ARAMARK series D preferred stock pursuant to the ARAMARK SURP outstanding immediately before the Effective Time will convert into a right to receive, on the same terms and conditions as were applicable under the ARAMARK SURP, an equal number of shares of ARAMARK series D preferred stock. The parties will take all action necessary to implement the provisions of this Section 1.05(f), including, if necessary, to amend any agreement or plan providing a right to acquire shares of ARAMARK common or preferred stock, to ensure that after giving effect to the foregoing no such right will exist for ARAMARK common or preferred stock following the Effective Time.

          (g) Notwithstanding anything in this Agreement to the contrary but only to the extent required by the DGCL, shares of ARAMARK Class A common stock that are issued and outstanding immediately prior to the Effective Time and are held by holders of ARAMARK Class A common stock who comply with all the provisions of the DGCL concerning the right of holders of ARAMARK Class A common stock to an appraisal of their shares pursuant to
     Section 262 of the DGCL ("Section 262") ("Dissenting Stockholders") shall not be converted into AWC Class A-1 common stock as provided in Section 1.05(a) or have the entries in connection with therewith made in the stock ledger of the Surviving Corporation but shall be entitled to receive such consideration as may be determined to be due such Dissenting Stockholder pursuant to

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     Section 262; provided, however, that (i) if any Dissenting Stockholder shall subsequently deliver a written withdrawal of his or her demand for appraisal (with the written approval of the Surviving Corporation, if such withdrawal is not tendered within 60 days after the Effective Time), or
     (ii) if any Dissenting Stockholder fails to establish and perfect his, her or its entitlement to appraisal rights as provided by applicable law, or
     (iii) if within 120 days of the Effective Time neither any Dissenting Stockholder nor the Surviving Corporation has filed a petition demanding a determination of the value of all shares of ARAMARK Class A common stock outstanding at the Effective Time and held by Dissenting Stockholders in accordance with applicable law, then such Dissenting Stockholder or Stockholders, as the case may be, shall forfeit the right to appraisal of such shares and such shares shall thereupon be deemed to be subject to the provisions of Section 1.05(a) above.

                                  ARTICLE II
                   CONDITIONS TO CONSUMMATION OF THE MERGER

          Section 2.01 Conditions to Each Party's Obligation to Effect the
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Merger.  The respective obligations of each party to effect the Merger are
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subject to the satisfaction or waiver, prior to the Effective Time, of the following conditions:

          (a) more than 50% of the outstanding voting power of ARAMARK common stock entitled to vote, voting together as a single class, have voted to adopt this Agreement;

          (b) no statute, rule, regulation, executive order, decree, injunction or other order has been enacted, entered, promulgated or enforced by any court or governmental authority that is in effect and has the effect of prohibiting the consummation of the Merger;

          (c) all approvals and consents necessary or desirable, if any, in connection with consummation of the Merger have been obtained;

          (d) the number of shares of ARAMARK Class A common stock held by Dissenting Stockholders who have not voted in favor of or consented to the Merger and who are entitled to demand and have delivered a written demand for appraisal of such shares in the time and manner provided in Section 262 of the DGCL and who have not failed to perfect or effectively withdrawn or lost their rights to appraisal and payment under Section 262 shall not exceed 5% of the issued and outstanding shares of ARAMARK Class A common stock immediately prior to the Effective Time;

          (e) (i) Management Investors who hold, in combination with their Permitted Transferees, at least a majority of the ARAMARK common stock held by stockholders that are Management Investors and their Permitted Transferees and (ii) holders of at least three-fourths of the ARAMARK common stock held by stockholders that are Institutional and Individual Investors, taken as a whole, have executed a written consent to the amendment of the Amended and Restated Stockholders' Agreement, dated as of

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     December 14, 1994, among ARAMARK and the parties identified on the books of
ARAMARK as "Management Investors" or their "Permitted Transferees" or as "Individual Investors" or "Institutional Investors" (the "Stockholders' Agreement") to provide that the Stockholders' Agreement will terminate at the Effective Time; and

        (f) ARAMARK Worldwide Corporation simultaneously has consummated an initial public offering of shares of its Class B common stock.

                                  ARTICLE III
                                 MISCELLANEOUS

          Section 3.01  Amendment; Waiver.  At any time before the Effective
                        -----------------
Time, ARAMARK and AWC may, to the extent permitted by the DGCL, by written agreement amend, modify or supplement any provision of this Agreement.

          Section 3.02  Entire Agreement; Assignment.  This Agreement
                        ----------------------------
constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof. Neither this Agreement nor any right, interest or obligation under this Agreement may be assigned, in whole or in part, by operation of law or otherwise, without the prior written consent of the other parties.

          Section 3.03  Governing Law.  This Agreement will be governed by and
                        -------------
construed in accordance with the substantive laws of the State of Delaware regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

          Section 3.04  Parties in Interest.  Nothing in this Agreement, express
                        -------------------
or implied, is intended to confer upon any other person any rights or remedies of any nature whatsoever under or by reason of this Agreement.

          Section 3.05  Counterparts.  This Agreement may be executed in one or
                        ------------
more counterparts, each of which will be deemed to be an original, but all of which will constitute one and the same agreement, and will become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

          Section 3.06  Abandonment.  At any time before the Effective Time,
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this Agreement may be terminated and the Merger may be abandoned by the board of directors of ARAMARK or AWC.

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          IN WITNESS WHEREOF, each of the parties has caused this Agreement to be executed on its behalf by its respective officers thereunto duly authorized, all as of the day and year first above written.

                                ARAMARK CORPORATION,
                                a Delaware corporation

                                By:

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                                ARAMARK WORLDWIDE CORPORATION,
                                a Delaware corporation

                                By:

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